                                                                      Exhibit 4


                                    EXHIBIT "A"


     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

    (MINUTES OF SPECIAL MEETING OF THE BOARD OF DIRECTORS held August 31, 1998)


                                       6